Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp FOUR TIMES SQUARE NEW YORK 10036-6522 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com December 6, 2011
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Gazit-Globe Ltd.
1 Hashalom Rd.
Tel-Aviv 67892, Israel
RE:	Ordinary Shares of Gazit-Globe Ltd.
Ladies and Gentlemen:
          In connection with the public offering of certain ordinary shares, par value NIS 1.00 per share (the “Shares”), of Gazit-Globe Ltd., a company organized under the laws of the State of Israel (the “Company”), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 5, 2011 (the “Registration Statement”), you have requested our opinion concerning U.S. federal income tax considerations relating to an investment in the Shares.
          In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:
     (a) the Registration Statement;
     (b) the memorandum, dated December 4, 2011, entitled “Re: Gazit Globe Ltd — “Passive Foreign Investment Company” Status for 2011,” from Kost Forer Gabay & Kasierer (“KFGK”), a member firm of Ernst & Young Global, to Gadi Cunia, the chief financial officer of the Company; and
     (c) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Gazit-Globe Ltd.
December 6, 2011
Pgae 2
          Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, memoranda and records. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.
          In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that the Shares will be issued in a manner contemplated by the Registration Statement.
          In addition, we have relied on factual statements and representations of the officers and other representatives of the Company, KFGK and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.
          Our opinion is based on the Internal Revenue Code of 1986, as amended, existing, proposed and temporary United States Treasury Regulations, judicial decisions and published positions of the United States Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the IRS or, if challenged, by a court.
          Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth in the discussion in the Registration Statement under the heading “United States Federal Income Tax Considerations,” to the extent that such discussion sets forth specific legal conclusions under United States federal income tax law, except as otherwise provided in such discussion, it represents our opinion.
          Except as set forth above, we express no opinion to any party as to the tax considerations, whether federal, state, local or foreign, relating to the acquisition, ownership or disposition of the Shares. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the

Gazit-Globe Ltd.
December 6, 2011
Pgae 3
impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP